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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

     This Agreement is entered into on December 14, 2000, by and between Douglas
K. Levin ("Levin") and Odwalla, Inc., a California corporation ("Odwalla") (collectively, the "Parties").

     1. Services. Levin agrees to provide Odwalla with consulting services with respect to brand strategy at such times and in such manner as the parties may mutually agree from time to time. The Parties further agree that Levin shall not be in default or breach of the terms hereof if the Parties are unable to agree as to the terms and conditions of Levin's involvement or participation in any consulting project. For this purpose, Levin shall report to D. Stephen C. Williamson or his successor.

     2. Compensation. Odwalla agrees to pay Levin Five Thousand Dollars ($5,000) per month throughout the term of this Agreement (namely, until December 31, 2003). Upon receipt of an invoice from Levin, payments shall be due and payable on the first day of every month beginning on January 1, 2001.

     3. Expenses. Odwalla agrees to reimburse Levin for all expenses reasonably incurred in the performance of the Services upon production of supporting receipts and documentation, within ten (10) business days of the receipt of such receipts and documentation.

     4. Term of Agreement. This Agreement will become effective on December 14, 2000 and will terminate on December 31, 2003 ("Termination Date"). Upon termination of this Agreement, Levin shall be entitled to reimbursement for reasonable business expenses incurred prior to the Termination Date that have not been previously reimbursed in accordance with the terms hereof. Thereafter, Odwalla shall owe Levin no further amounts or obligations.

     5. Notices. Any notice under this Agreement must be in writing and shall be effective upon delivery by hand or five (5) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Odwalla or to Levin at the corresponding address below. Levin shall be obligated to notify Odwalla in writing of any change in Levin's address. Notice of change of address shall be effective only when done in accordance with this Paragraph.

Odwalla's Notice Address                    Levin's Notice Address
------------------------                    ----------------------
Odwalla, Inc.                               Douglas K. Levin
120 Stone Pine Road
Half Moon Bay, CA  94019
Fax Number:  650-712-5959

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     6. Relationship of the Parties

     a. Levin enters into this agreement as, and shall continue to be, an independent contractor. In no circumstance shall Levin look to Odwalla as Levin's employer, partner, agent, or principal. Levin shall not be entitled to any benefits accorded to Odwalla's employees, including workers' compensation, disability insurance, retirement plans, or vacation or sick pay as a result of this Agreement. Levin's exclusion from benefit programs maintained by Odwalla is a material component of the terms of compensation negotiated by the Parties, and is not premised on Levin's status as a nonemployee with respect to Odwalla. To the extent that Levin may become eligible for any benefit programs maintained by Odwalla (regardless of the timing of or reason for eligibility), Levin hereby waives Levin's right to participate in the programs, except as to those benefits arising under the Separation Agreement and Release of even or near even date between the Parties. Levin's waiver is not conditioned on any representation or assumption concerning Levin's status under the common law test. Levin also agrees that, consistent with Levin's independent contractor status, Levin will not apply for any government-sponsored benefits that are intended to apply to employees, including, but not limited to, unemployment benefits.

     b. Levin shall be responsible for providing, at Levin's expense and in Levin's name, disability, workers' compensation, or other insurance as well as licenses and permits usual or necessary for performing the Services. Levin shall pay, when and as due, any and all taxes incurred as a result of Levin's compensation, including personal income taxes and his share of OASDI and Medicare taxes, estimated taxes and payroll taxes, and shall provide Odwalla with proof of payment on demand.

     c. Levin and Odwalla shall provide to each other upon request any information reasonably necessary to determine their obligations under this Agreement, to fulfill the purposes of the Services, or to maintain accurate records.

     7. Place of Work. Levin understands that the Services must coordinate with Odwalla's established protocols and security requirements and, subject to the provisions of Sections 1 and 3, may from time to time need to be performed at Odwalla's premises.

     8. Levin's Representations and Indemnities. Levin represents that Levin shall be solely responsible for the professional performance of the Services and shall receive no assistance, direction, or control from Odwalla. Levin shall have sole discretion and control of Levin's services and the manner in which they are to be performed.

     9. Ownership of Intellectual Property

     a. Levin agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, and all other information and items, if any, made during the course of this Agreement and arising from the Services ("New

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Developments") shall be and are assigned to Odwalla as its sole and exclusive property. On Odwalla's request, Levin agrees to assist Odwalla, at Odwalla's expense, to obtain patents or copyrights for such New Developments, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers that Odwalla shall deem necessary to apply for and to assign or convey to Odwalla, its successors, and assigns or nominees, the sole and exclusive right, title, and interest in such New Developments.

     b. Levin will warrant that Levin has good title to any New Developments and the right to assign New Developments to Odwalla free of any proprietary rights of any other party or any other encumbrance whatsoever. Levin further agrees not to disclose to Odwalla, or bring onto Odwalla's premises, or induce Odwalla to use any confidential information that belongs to anyone other than Odwalla or Levin. Levin agrees to indemnify Odwalla from any and all loss or liability incurred by reason of the alleged breach by Levin of any confidentiality or services agreement with anyone other than Odwalla, provided that the foregoing shall not apply to Levin's wife, Abby Carter, contingent upon Abby Carter executing a proprietary information agreement with Odwalla.

     c. The representations and warranties contained herein and Levin's obligations under Paragraphs 10 and 11 of this Agreement shall survive termination of the Agreement.

     10. Proprietary Information

     a. "Proprietary Information" means all information pertaining in any manner to the business of Odwalla, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Levin's general knowledge prior to Levin's relationship with Odwalla; or (iii) the information is disclosed to Levin without restriction by a third party who rightfully possesses the information and did not learn of it from the Odwalla. This definition includes, but is not limited to, (A) techniques, development tools, processes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, and bids; (C) plans for business, marketing, future development and new product concepts; and (D) information on Odwalla's employees, agents, or divisions. The written, printed, graphic, or electronically recorded materials furnished by Odwalla for use by Levin are Proprietary Information and are the property of Odwalla.

     b. Levin shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information, confidential information, or know-how belonging to Odwalla, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of Levin's services to Odwalla, or at the request of Odwalla


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before termination, Levin shall deliver to Odwalla all material in Levin's possession, custody or control relating to Odwalla's business, including Proprietary Information. The obligations on Proprietary Information extend to information belonging to customers and suppliers of Odwalla about whom Levin may have gained knowledge as a result of performing the Services.

     c. Levin shall not, during the term of this Agreement and for a period of one year immediately after the termination of this Agreement, or any extension of it, for any reason, either directly or indirectly solicit or take away or attempt to solicit or take away any of Odwalla's employees or contractors either for Levin or for any other person or entity.

     d. Nothing in this Paragraph 11 is intended to limit any remedy of the Odwalla under the California Uniform Trade Secrets Act (California Civil Code
Section 3426), or otherwise available under law.

     11. Arbitration

     All disputes between Levin and Odwalla relating in any way to this Agreement or the Services to be performed under this Agreement (including, but not limited to, claims for breach of contract, tort, discrimination, harassment, and any violation of federal or state law) ("Arbitrable Claims") shall be resolved by arbitration before a neutral arbitrator.

     The arbitrator shall be selected and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in San Francisco, California, unless otherwise agreed by the Parties. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all claims covered by this arbitration provision. Either party may bring an action in court to compel arbitration under this Agreement, to enforce an arbitration award or to obtain temporary injunctive relief pending a judgment based on the arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim.

     The Federal Arbitration Act shall govern the interpretation and enforcement of this Section on Arbitration, except if any court finds that the Federal Arbitration Act does not apply, the California Arbitration Act shall govern the interpretation and enforcement of this Section. If any court or arbitrator finds that any term makes this Arbitration Section unenforceable for any reason, the court or arbitrator shall have the power to modify such term (or if necessary delete such term) to the minimum extent necessary to make this Arbitration Section enforceable to the fullest extent permitted by law.

         THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING


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WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE,
VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.


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     12. Miscellaneous Provisions

     a. Assignment; Successors and Assigns. Levin agrees that Levin will not assign, delegate, transfer, or otherwise dispose of the Services without the written consent of Odwalla except that upon his death, this Agreement shall not terminate and his duties hereunder shall be assigned to Abby Carter and, in such event, Abby Carter shall be substituted for Levin hereunder and all payments due hereunder shall be made to her. Nothing in this Agreement shall prevent the consolidation of Odwalla with, or its merger into, any other corporation, or the sale by Odwalla of all or substantially all of its properties or assets, or the assignment by Odwalla of this Agreement and the performance of its obligations hereunder to any successor in interest to all or substantially all of the assets of Odwalla so long as, in each such case, the survivor of such consolidation or merger, or transferee or assignee of substantially all of the assets of Odwalla assumes the obligations of Odwalla hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

     b. Entire Agreement. The terms of this Agreement are intended by the Parties to be the final expression of their agreement with respect to subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, except as expressly set forth in this Agreement. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     c. Amendments; Waivers. This Agreement shall not be varied, altered, modified, changed or in any way amended except by an instrument in writing executed by Levin and a duly authorized representative of Odwalla.

     d. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect, and such provision shall be enforced to fullest extent consistent with applicable law.

     e. Governing Law. Except as otherwise provided, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California, without giving effect to its law regarding the conflict of laws.

     f. Interpretation. This agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in


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limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement.

     13. Acknowledgment. The Parties acknowledge that (i) they have each had the opportunity to consult with independent counsel of their own choice concerning this Agreement and have done so to the extent they deem necessary, and (ii) they each have read and understand the Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in the Agreement. This Agreement has been duly authorized by all necessary corporate action by Odwalla and is a valid and binding obligation of Odwalla, enforceable against it in accordance with its terms.

     The Parties have duly executed this Agreement as of the date first written above.

         ODWALLA, INC.



         -------------------------------    -------------------------------
         By:  D. Stephen C. Williamson      Douglas K. Levin
         Its:  Chief Executive Officer


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